UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2015

Boreal Water Collection, Inc.

(Exact name of registrant as specified in its charter)

NV	000-54776	98-0453421
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4496 State Road 42 North, Kiamesha Lake, New York	12751
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (845) 794-0400

________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

3.02	Unregistered Sales of Equity Securities

On June 19, 2015, Boreal Water Collection, Inc. completed the conversion of its final convertible note in exchange for loaned funds. Lenders included Eastmore Capital, LLC; Actus Private Equity Fund, LLC; Typenex Co – Investment, LLC; HGT Capital LLC, LG Capital Funding LLC, JSJ Investments Inc and Francine Lavoie (Company CEO, sole Board Member and majority shareholder). The earliest of these convertible notes was dated May 1, 2014. The last notice of conversion was June 19, 2015. A total of $838,232.77 was lent to the Company. A total of 2,145,542,466 common shares were converted by the noteholders in exchange for the debt. All common share certificates were issued without restrictive legend except those to Francine Lavoie. A chart summarizing the dates and amounts with interest rates lent and conversion notice dates, conversion prices and conversion stock amounts is included herewith to summarize these transactions.

Section 9 - Financial Statements and Exhibits

99.1	Chart including note dates, conversion notices, conversion prices and shares received for each lender

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2015

By: /s/ Francine Lavoie
Mrs. Francine Lavoie, Principal Executive Officer, Principal Financial Officer, Controller and Sole Member of the Board of Directors